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Exhibit 23.

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the registration statements listed below of our report dated February 15, 2002, relating to the financial statements of United States Steel Corporation, which appears in this Current Report on Form 8-K.

On Form S-3:             Relating to:
------------             -----------

File No. 333-75148       United States Steel Corporation Dividend Reinvestment
                         and Stock Purchase Plan

On Form S-8:             Relating to:
------------             ------------

File No. 033-60667       United States Steel Corporation Parity Investment Bonus

         333-00429       United States Steel Corporation Savings Fund Plan for
                         Salaried Employees

         333-36840       United States Steel Corporation Savings Fund Plan for
                         Salaried Employees

         333-76392       United States Steel Corporation Non-Officer Restricted
                         Stock Plan

         333-76394       United States Steel Corporation 2002 Stock Plan


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
March 1, 2002